UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2008

RENTECH, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 710 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 18, 2008, the Compensation Committee of the Board of Directors approved long-term incentive equity awards for a group of its officers including its named executive officers.  The awards are comprised of restricted stock units with a combination of performance vesting and time-based vesting provisions.  The awards are intended to balance retention, equity ownership and performance.  The performance metrics are based on absolute share price appreciation and total shareholder return in order to closely align the return to the Company’s shareholders with management compensation.  Under the absolute share price target award, zero to 100 percent of the performance stock vests on April 1, 2011, with the final vesting amount depending on the Company’s volume weighted average stock price falling within a share price target range.  The Company’s share price must be greater than $2.00 per share for any shares to vest, and the amount of shares that vests increases pro-rata for a price greater than $2.00 up to a maximum vesting at $4.00.  Under the total shareholder return award, zero to 100 percent of the performance stock vests on April 1, 2011, with the final vesting amount depending on the Company’s total shareholder return ranking relative to the total shareholder return for 12 companies in a peer group.  The Company’s ranking must be greater than the 25th percentile for any shares to vest, and the amount of shares that vests increases pro-rata for a ranking greater than the 25th percentile up to a maximum vesting at the 75th percentile.  The performance stock awards are subject to the recipient's continued employment with the Company, with vesting in a change of control and upon certain terminations without cause.  The descriptions of the performance stock awards are qualified in their entirety by reference to the full text of such agreements which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

The long-term incentive awards also include a management stock purchase plan in which a portion of each participant’s cash bonus award was allocated to purchase vested restricted stock units at the fair market value of the Company’s stock price on the date of grant.  The Company then matched the participant’s purchase with an equal number of restricted stock units that vest on April 1, 2011, subject to the recipient’s continued employment with the Company.  A final portion of the equity awards vest over a three year period with one-third of the restricted stock units vesting on each of the first three anniversaries of April 1, 2008, subject to the recipient’s continued employment with the Company.

The following awards were granted to the Company’s named executive officers on July 18, 2008 as part of the long-term incentive plan described above.

Name and Principal Position	Maximum Absolute Share Price Target Performance Award	Maximum Total Shareholder Return Performance Award	Management Stock Purchase Award	Time Vesting Award
D. Hunt Ramsbottom - Chief Executive Officer	175,000	175,000	115,374	150,000
Douglas M. Miller - Chief Operating Officer and Interim Chief Financial Officer	55,250	55,250	25,330	59,500
Richard T. Penning - Executive Vice President, Commercial Affairs	45,500	45,500	24,872	49,000
Colin M. Morris - General Counsel	45,500	45,500	31,288	49,000

Item 9.01	Financial Statements and Exhibits.

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: July 23, 2008	By: /s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Absolute Share Price Target Performance Share Award Agreement.

10.2	Form of Total Shareholder Return Performance Share Award Agreement.

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